UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Geovic Mining Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration No.

3)	Filing party:

4)	Date filed:

GEOVIC MINING CORP.

1200 17th Street, Suite 980

Denver, CO 80202

SUPPLEMENT TO PROXY STATEMENT

EXPLANATORY NOTE

This supplement includes information not included in the definitive proxy statement (the “Proxy Statement”) of Geovic Mining Corp. (“Geovic”), dated May 6, 2011, describing the matters to be voted upon at Geovic’s annual meeting of stockholders (the “Annual Meeting”) to be held on June 17, 2011. The “Solicitation of Proxies” section of the Proxy Statement is supplemented with the information set forth below. This supplement should be read in conjunction with the Proxy Statement and its appendices.

SUPPLEMENTAL INFORMATION

Geovic has engaged Georgeson Inc. to assist Geovic and its management with the solicitation of proxies for a fee of approximately $7500, plus reimbursement for out-of-pocket expenses incurred in connection with such solicitation.

May 18, 2011